UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT January 10, 2017

(DATE OF EARLIEST EVENT REPORTED) January 5, 2017

BOARDWALK PIPELINE PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	01-32665	20-3265614
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Greenway Plaza, Suite 2800

Houston, Texas 77046

(Address of principal executive offices)

(866) 913-2122

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 5, 2017, Boardwalk Pipeline Partners, LP (the “Partnership”), a Delaware limited partnership, and Boardwalk Pipelines, LP (“Boardwalk Pipelines”), a wholly-owned subsidiary of the Partnership, entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Mizuho Securities USA Inc., MUFG Securities Americas Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters set forth in Schedule 1 to the Underwriting Agreement (the “Underwriters”), with respect to the issue and sale by Boardwalk Pipelines of $500.0 million in aggregate principal amount of its 4.450% Senior Notes due 2027 (the “Notes”), in an underwritten public offering (the “Debt Offering”). The Notes will be fully and unconditionally guaranteed on a senior unsecured basis by the Partnership (the “Guarantee” and together with the Notes, the “Securities.”) The Securities to be sold in the Debt Offering were registered under the Securities Act of 1933, as amended (the “Act”), pursuant to a shelf registration statement on Form S-3 (File No. 333-208627). A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this report and is incorporated by reference herein.

The Notes will be issued pursuant to an indenture, dated as of August 21, 2009, between Boardwalk Pipelines, as issuer, the Partnership, as guarantor, and The Bank of New York Mellon Trust Company, N.A. as trustee (the “Trustee”), as amended and to be supplemented by the Sixth Supplemental Indenture thereto to be dated on or about January 12, 2017, between Boardwalk Pipelines, the Partnership and the Trustee.

Closing of the Debt Offering is expected to occur on January 12, 2017. Boardwalk Pipelines intends to use a portion of the net proceeds of approximately $494.1 million from this offering (after deducting the underwriting discount and estimated offering expenses) for general partnership purposes, which may include, among other things, growth capital expenditures, repayment of future maturities of long-term debt and additions to working capital. Pending such use, Boardwalk Pipelines intends to temporarily use the proceeds to reduce borrowings under its revolving credit facility.

The description set forth above in Item 1.01 is qualified in its entirety by the Underwriting Agreement. A copy of the Underwriting Agreement is filed as an exhibit to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

1.1	Underwriting Agreement dated as of January 5, 2017, among Barclays Capital Inc., Mizuho Securities USA Inc., MUFG Securities Americas Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters set forth in Schedule I thereto, and Boardwalk Pipeline Partners, LP and Boardwalk Pipelines, LP.

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the Notes.

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOARDWALK PIPELINE PARTNERS, LP

By:	BOARDWALK GP, LP,
its general partner

	By:	BOARDWALK GP, LLC,
its general partner

		By:	/s/ Jamie L. Buskill
Jamie L. Buskill
Senior Vice President, Chief Financial and Administrative Officer and Treasurer

Dated: January 10, 2017

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated as of January 5, 2017, among Barclays Capital Inc., Mizuho Securities USA Inc., MUFG Securities Americas Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters set forth in Schedule I thereto, and Boardwalk Pipeline Partners, LP and Boardwalk Pipelines, LP.

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the Notes.

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 5.1).

3